UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2023, Pineapple Financial Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with EF Hutton, division of Benchmark Investments, LLC (the “Representative”), who acted as the representative of the underwriters (the “Representative”), in a firm commitment underwritten initial public offering (the “Offering”) pursuant to which the Company agreed to sell to the Representative 875,000 common shares for gross proceeds of $3,500,000, prior to deducting underwriting discounts and commissions and other estimated offering expenses. The price to the public in the Offering is $4.00 per share, before underwriting discounts and commissions.

Pursuant to the terms of the Underwriting Agreement, the Company agreed to issue to the Representative an additional 131,250 shares of the Company’s common stock at a price of $4.00 per share representing, in the aggregate, up to 15% of the number of shares sold in the Offering solely to cover over-allotments, if any, less the underwriting discounts payable by the Company.

The common shares were approved to list on the NYSE American under the symbol “PAPL” and began trading there on November 1 2023. The Offering closed on November 3, 2023.

The shares were offered and sold to the public pursuant to the Company’s registration statement on Form S-1 (File No. 333-268636), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on December 1, 2022 and declared effective by the SEC on October 12, 2023.

The Company also issued warrants to the Representative and its affiliates (the “Representative’s Warrants”) warrants to purchase the number of common shares in the aggregate equal to 3% of the common shares to be issued and sold in this offering (including any common shares sold upon exercise of the over-allotment option). The Representative’s Warrants are exercisable for a price per share equal to 100% of the public offering price. The warrants are exercisable at any time, in whole or in part, commencing six (6) months from the date of commencement of sales of the offering and ending on the fifth anniversary thereof.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Representative, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

In addition, pursuant to the terms of the Underwriting Agreement and related “lock-up” agreements, the Company, existing holders of all of outstanding commons shares the Company have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible or exercisable or exchangeable into common shares for a period of six months after the date of the final prospectus.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events

On October 31, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On November 3, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

ITEM 9.01 Exhibits

Exhibit
No.	Description
1.1	Underwriting Agreement between Pineapple Financial Inc and EF Hutton
1.2	Representative’s Warrant (included in Exhibit 1.1)
99.1	Press Release dated October 31, 2023
99.2	Press Release dated November 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer